UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(585) 724-4000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

As previously disclosed, on November 7, 2016, Eastman Kodak Company (the “Company”), Southeastern Asset Management, Inc. (“Southeastern”) and Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust which are investment funds managed by Southeastern (such investment funds, collectively, the “Purchasers”), entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to sell to the Purchasers, and the Purchasers agreed to purchase from the Company, an aggregate of 2,000,000 shares of the Company’s 5.50% Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), for a purchase price of $100 per share, representing $200 million of gross proceeds to the Company.  The Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 7, 2016.

On November 15, 2016, the Company, Southeastern and the Purchasers closed the transaction contemplated by the Purchase Agreement, and the Company issued to the Purchasers an aggregate of 2,000,000 shares of the Series A Preferred Stock for the purchase price described above.

Certificate of Designations of the Series A Preferred Stock

On November 14, 2016, the Company filed with the Department of Treasury of the State of New Jersey a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Designations”) creating the Series A Preferred Stock and establishing the designation, number of shares, rights, preferences and limitations of the Series A Preferred Stock, as described in the Company’s Current Report on Form 8-K filed on November 7, 2016, and such description is incorporated into this Item 1.01 by reference.  The Certificate of Designations became effective upon filing.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Registration Rights Agreement

On November 15, 2016, the Company, Southeastern and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing the Purchasers with customary registration rights in respect of the shares of Series A Preferred Stock and the shares of the Company’s common stock, par value $0.01 per share, issued upon conversion of the Series A Preferred Stock.  The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 15, 2016, the Company used the net proceeds from the sale of the Series A Preferred Stock, together with cash on hand, to pay an aggregate amount of $263.2 million (the “Prepayment Amount”), comprised of the full principal amount of $262 million plus accrued interest, fees and other expenses, owed to the lenders under the Senior Secured Second Lien Term Credit Agreement, dated as of September 3, 2013, by and among the Company, the lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent (the “Second Lien Credit Facility”).  Upon the administrative agent’s receipt of the Prepayment Amount, the Second Lien Credit Facility was terminated and the lenders’ security interest in any of the Company’s or its subsidiaries’ assets or property securing the Second Lien Credit Facility was released.

A description of the Second Lien Credit Facility is included in Item 1.01 of the Current Report on Form 8-K filed by the Company on September 10, 2013, and such description is incorporated into this Item 1.02 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designations and the Series A Preferred Stock is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designations is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 15, 2016, the Company issued a press release relating to the items described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

(3.1)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of November 14, 2016.

(4.1)

Registration Rights Agreement, dated as of November 15, 2016, by and among Eastman Kodak Company, Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust.

(99.1)	Press Release, dated November 15, 2016, regarding the completion of the issuance and sale of Series A Preferred Stock and related matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: November 15, 2016	By:	/s/ David E. Bullwinkle
		Name:	David E. Bullwinkle
		Title:	Chief Financial Officer and Senior Vice President

EASTMAN KODAK COMPANY

INDEX TO EXHIBITS

Exhibit No.

(3.1)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of November 14, 2016.

(4.1)

Registration Rights Agreement, dated as of November 15, 2016, by and among Eastman Kodak Company, Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust.

(99.1)	Press Release, dated November 15, 2016, regarding the issuance and sale of Series A Preferred Stock and related matters.